AXION POWER INTERNATIONAL, INC.
(Incorporated Under the Laws of the State of Delaware)

NUMBER	8% CUMULATIVE CONVERTIBLE SENIOR PREFERRED STOCK	SHARES
___________		__________

THIS CERTIFIES THAT __________________________________ IS THE REGISTERED OWNER OF ________________________________________ FULLY PAID AND NONASSESSABLE SHARES OF THE 8% CUMULATIVE CONVERTIBLE SENIOR PREFERRED STOCK (“PREFERRED STOCK”) OF AXION POWER INTERNATIONAL, INC. (THE "COMPANY").

Each share of Preferred Stock has an initial stated value (the “Stated Value”) and liquidation preference of $10.00 per share, which will be subject to adjustment as provided herein. Holders of Preferred Stock are entitled to receive dividends at the annual rate of 8% of the Stated Value on the last day of March, June, September and December of each year commencing March 31, 2005 (a “Dividend Payment Date”). If the Company reasonably expects to show a net loss for the quarterly period or the fiscal year to date ending on any Dividend Payment Date, the dividends will not be payable in cash; the Stated Value will be increased by the amount of the unpaid dividend; and the adjusted Stated Value will remain in effect until the Dividend Payment Date.

The Preferred Stock is convertible into Common Stock at any time, at a conversion price of $2.00 per share per share of Common Stock (the “Conversion Price”), subject to adjustment for certain events including the future sale of securities below the Conversion Price. Within 60 days after the first issuance of Preferred Stock, the Company will file an appropriate Registration Statement under the Securities Act of 1933 for the purpose of registering the shares of Common Stock issuable upon the conversion of the Preferred Stock. If the Company fails to file the registration statement in a timely manner; is unable to obtain an order of effectiveness for the registration statement before April 30, 2005; or obtains an order of effectiveness with respect to the registration statement which is subsequently terminated, withdrawn or suspended for a period of more than 10 days, then the Conversion Price will be decreased by an initial delay adjustment of three percent (3%), plus an additional delay adjustment of two percent (2%) for every thirty (30) day period (or portion thereof) that the Common Stock is not subject to and included in an effective registration statement.

If, as and when the market price of the Common Stock exceeds redemption thresholds of $6.00, $7.00, $8.00, $9.00 and $10.00 per share for any 30 trading days within a period of 45 consecutive trading days, then in each such event the Company will be entitled to redeem twenty percent (20%) of the shares of Senior Preferred initially issued to a particular holder for a cash payment equal to the Stated Value on the redemption date. Notice of a proposed redemption shall be mailed at least 30 days before the redemption date and holders of Preferred Stock called for redemption will be entitled to exercise their conversion rights until the redemption date.

The holders of Preferred Stock have other rights, privileges and preferences as set forth in the Certificate of Powers, Designations, Preferences and Rights of the Preferred Stock, which has been filed with the Secretary of State of the State of Delaware. A copy of the Certificate of Designation will be provided without charge upon written request directed to the Secretary of the Company at its principal office, 100 Caster Avenue, Vaughan, Ontario L4L 5Y9 Canada.

WITNESS the seal of the Corporation and the signatures of its duly authorized officers.

Dated:____________________

[Seal]

Chief Executive Officer   Chief Financial Officer

ELECTION TO CONVERT PREFERRED STOCK

The undersigned ______________________________ hereby irrevocably elects to exercise his right to convert ____________________ shares of Preferred Stock represented by the within certificate into Common Stock of the Company, and requests that certificates for such shares be issued in the name of:

__________________________________________
(Name and Social Security Number)

__________________________________________
(Street Address)

__________________________________________
(City, State, Zip Code)

and if said number of shares shall not be all the shares represented by the within certificate, that a new certificate for the balance remaining of the Preferred Stock be registered in the name of the undersigned.

Dated:__________________, 19__

(Signature of Stockholder)

(Signature of Stockholder)

ASSINGMENT OF PREFERRED STOCK

FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto __________________________________________ a total of _____________ shares of the Preferred Stock represented by the within certificate and does hereby irrevocably make constitute and appoint ______________________________ Attorney to transfer said stock on the books of the Company with full power of substitution in the premises.
Dated:__________________, 19__

(Signature of Stockholder)

(Signature of Stockholder)